Exhibit 99.5

COSTAR MIDSTREAM, LLC
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Independent Auditor's Report	2
Consolidated balance sheets as of December 31, 2013 and December 31, 2012	3
Consolidated statements of operations for each of the two years ended December 31, 2013 and for the period from March 25, 2011 (inception) through December 31, 2011	4
Consolidated statement of changes in members' capital for the years ended December 31, 2013, December 31, 2012 and for the period from March 25, 2011 (inception) through December 31, 2011	5
Consolidated statements of cash flows for the years ended December 31, 2013, December 31, 2012 and for the period from March 25, 2011 (inception) through December 31, 2011	6
Notes to the consolidated financial statements	8

Exhibit 99.5

INDEPENDENT AUDITOR’S REPORT

To the Members
Costar Midstream LLC
Dallas, Texas

We have audited the accompanying consolidated financial statements of Costar Midstream LLC and subsidiaries, (collectively, the “Company”) which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, members’ capital and cash flows for each of the years ended December 31, 2013 and 2012 and for the period from March 25, 2011 (inception) through December 31, 2011, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Costar Midstream LLC as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the years ended December 31, 2013 and 2012 and for the period from March 25, 2011 (inception) through December 31, 2011 in accordance with accounting principles generally accepted in the United States of America.

Hein & Associates LLP
Dallas, Texas
February 19, 2014

Exhibit 99.5

COSTAR MIDSTREAM, LLC
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2013	2012
ASSETS:
Current assets
Cash and cash equivalents	$6,829	$2,041
Restricted cash	22,325	855
Accounts receivable	15,131	15,534
Commodity derivatives	144	3,061
Prepaid expenses and other current assets	199	102
Assets of discontinued operations held for sale	712	1,258
Total current assets	45,340	22,851
Property and equipment, net	163,642	169,042
Commodity derivatives	—	62
Deposits	8	7
Processing contracts, net of accumulated amortization of $65 and $4, respectively	220	282
Deferred loan fees, net of accumulated amortization of $552 and $308, respectively	551	795
Note receivable from managing member	3,461	—
Total assets	$213,222	$193,039

LIABILITIES AND MEMBERS' CAPITAL:
Current liabilities
Accounts payable and accrued liabilities	$12,701	$11,792
Financial instrument derivatives	196	233
Commodity derivatives	531	—
Liabilities of discontinued operations held for sale	117	113
Current portion of long-term debt	10,000	10,000
Total current liabilities	23,545	22,138
Long-term liabilities
Revolving line of credit	—	5,000
Term loan	45,000	55,000
Contingent consideration payable	4,547	4,352
Financial derivatives	30	171
Commodity derivatives	356	513
Deferred income taxes	285	67
Total liabilities	73,763	87,241
Commitments and contingencies (Note 3, 4 and 7)

Members' capital	119,000	96,000
Retained earnings	20,459	9,798
Total liabilities and members' capital	$213,222	$193,039

The accompanying notes are an integral part of these audited consolidated financial statements.

Exhibit 99.5

 COSTAR MIDSTREAM, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Year Ended December 31,				March 25, 2011 (Inception) through December 31, 2011
	2013		2012		2011

Operating revenue	$155,772		$127,836		$—

Operating costs and expenses:
Cost of revenues	107,595		84,775		—
Operating expenses	13,094		10,531		27
Administrative expenses	2,828		1,875		824
Acquisition expense	18		2,792		439
Depreciation and amortization expense	18,897		17,607		9
Total operating expenses	142,432		117,580		1,299

Income (loss) from operations	13,340		10,256		(1,299)

Other income (expense):
Interest expense	(1,902)		(3,378)		—
Realized commodity derivative gain	3,352		3,397		—
Unrealized commodity derivative gain (loss)	(3,531)		2,610		—
Gain on sale of assets	33		—		—
Interest income from managing member	24		—		—
Total other income (expense)	(2,024)		2,629		—

Net loss attributable to noncontrolling interests	—	—	—	—	(55)
Income (loss) from continuing operations before taxes	11,316		12,885		(1,354)

State income taxes, current	(28)		(128)		—
State income taxes, deferred	(282)		(67)		—

Income (loss) from continuing operations	11,006		12,690		(1,354)
Loss from discontinued operations	(345)		(1,428)		(165)
Net income (loss)	$10,661		$11,262		$(1,519)

The accompanying notes are an integral part of these audited consolidated financial statements.

Exhibit 99.5

COSTAR MIDSTREAM, LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' CAPITAL
(in thousands)

	Members' Capital	Non-Controlling Interest	Total Members' Capital
Balance, March 25, 2011 (inception)	$—	$—	$—
Contributions	5,000	—	5,000
Contribution by non-controlling interest	—	1,250	1,250
Net loss	(1,464)	(55)	(1,519)
Balance, December 31, 2011	3,536	1,195	4,731
Contributions	91,000	—	91,000
Distributions	—	(29)	(29)
Reclassification of discontinued operations	—	(1,166)	(1,166)
Net income	11,262	—	11,262
Balance, December 31, 2012	105,798	—	105,798
Contributions	23,000	—	23,000
Net income	10,661	—	10,661
Balance, December 31, 2013	$139,459	$—	$139,459

The accompanying notes are an integral part of these audited consolidated financial statements.

Exhibit 99.5

COSTAR MIDSTREAM, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,		March 25, 2011 (Inception) through December 31, 2011
	2013	2012	2011
Cash flows from operating activities
Net income	$10,661	$11,262	$(1,519)
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	18,897	17,957	993
Amortization of deferred loan costs and contingent consideration	439	496	—
Interest income from managing member	(24)	—	—
Gain on sale of asset	(33)	—	—
Deferred income taxes	282	67	—
Changes in fair value of derivatives	3,175	(2,206)	—
Changes in assets and liabilities:
Accounts receivable	403	(6,158)	—
Restricted cash	—	—	(928)
Prepaid and other current assets	(98)	21	(22)
Accounts payable and other current liabilities	845	2,496	771
Net cash provided by operating activities-continuing operations	34,547	23,935	(705)
Net cash provided by operating activities-discontinued operations	905	1,535	—
Net cash provided by (used in) operating activities	35,452	25,470	(705)
Cash flows from investing activities:
Acquisition of Gas Solutions, net of cash acquired	—	(171,357)	—
Acquisition of Transtar	—	—	(3,750)
Restricted cash for construction of midstream natural gas assets	(21,825)	—	—
Note receivable from managing member	(3,437)	—	—
Proceeds from sale of assets	41	—	—
Acquisition of Danville Gathering System	—	(7,500)	—
Additions to property and equipment	(13,443)	(4,767)	(39)
Net cash flows used in investing activities	(38,664)	(183,624)	(3,789)
Cash flows from financing activities:
Capital contributions	23,000	91,000	5,000
Deferred financing costs	—	(1,103)	(179)
Borrowing under credit facility	—	87,500	—
Distribution to non-controlling interest	—	(29)	—
Payments of amounts outstanding under credit facility	(15,000)	(17,500)	—
Net cash flows provided by financing activities	8,000	159,868	4,821
Net change in cash and cash equivalents	4,788	1,714	327
Cash and cash equivalents at beginning of period	2,041	327	—
Cash and cash equivalents at end of period	$6,829	$2,041	$327

Exhibit 99.5

Supplemental cash flow disclosures
Assets acquired for contingent consideration	$—	$4,164	$—
Non-cash acquisition of processing equipment for non-controlling interest	$—	$—	$1,250
Cash paid for interest	$2,068	$2,095	$—
Cash paid for taxes	$60	$—	$—

The accompanying notes are an integral part of these audited consolidated financial statements.

Exhibit 99.5

COSTAR MIDSTREAM, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business

Costar Midstream LLC (the “Company”), a Texas limited liability company, was established on March 25, 2011 as a midstream natural gas business. Operations through December 31, 2011 consisted of the leasing of certain processing assets. The Company’s operations are established under the wholly owned subsidiaries Costar GS GP, LLC, Costar GS LP, LLC, and Costar Permian LLC, and the majority (75%) owned TranStar Gas Processing LLC (“TranStar”). On December 31, 2012, the Company committed to a plan to dispose of TranStar, and all operations of TranStar are therefore reclassified to discontinued operations at December 31, 2013, 2012 and 2011.

On January 4, 2012, Costar GS GP LLC and Costar GS LP LLC purchased all of the issued and outstanding general and limited partnership interests of Gas Solutions II Ltd, a Texas limited partnership. Gas Solutions II Ltd operates over 600 miles of gathering pipe and three cryogenic gas processing plants in East Texas. The partnership is owned by Costar GS GP, LLC (1% interest - general partner) and Costar GS LP, LLC (99% interest- limited partner).

On August 19, 2013, the Company established Costar Permian LLC, a Texas limited liability company and wholly owned subsidiary, in order to construct and operate midstream natural gas assets in the Permian Basin.

The Company is organized as a limited liability company among Costar Midstream Energy, LLC, a Texas limited liability company, as managing member and Energy Spectrum Partners VI LP, a Delaware limited partnership, (“VI LP”).

2.	Summary of Significant Accounting Policies

Principles of Consolidation
The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and its wholly owned and majority-owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

Reclassifications
The Company has committed to a plan to dispose of TranStar. As of January 1, 2012, all of the operations, as well as the resulting loss recognized from the exit activity, are reported as discontinued operations in the consolidated financial statements. Prior period operations have been reclassified to discontinued operations. See Note 4.

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Restricted Cash
Cash held by TranStar is considered restricted pending the units’ disposition. Cash held by TranStar as of December 31, 2013 and 2012 was $500 and $855, respectively. Cash held by Costar Permian LLC exclusively for the construction of midstream natural gas assets in the Permian Basin of $21,825 at December 31, 2013 is considered restricted.

Accounts Receivable
Receivables consist of amounts due from the sale of natural gas liquid products and dry gas sales and the amounts billed for management and processing fees pursuant to operating agreements with various customers. Management periodically reviews accounts receivable amounts for collectability and records an allowance for uncollectible receivables under specific identification method. The Company recorded no allowance for uncollectible receivables at December 31, 2013 and 2012.

Fair Value of Financial Instruments
Financial instruments consist of cash, trade receivables, trade payables, and accrued liabilities. The carrying value of cash and cash equivalents, trade receivables, trade payables and accrued liabilities are considered to be representative of their fair market value, due to the short maturity of these instruments.

Exhibit 99.5

Processing Equipment
Processing equipment is recorded at cost less accumulated depreciation. Depreciation expense is provided using the straight-line method, which, in the opinion of management, is adequate to allocate the costs of these assets over the estimated useful lives as follows:

Processing plant	10 years
Pipeline and related equipment	10 years
Buildings	25 years
Office equipment and vehicles	3 to 10 years

Processing equipment consists of the following:

	2013	2012
Processing plant	$55,542	$50,409
Pipeline and related equipment	138,924	131,247
Buildings	1,702	1,624
Construction in progress	2,455	2,230
Land	341	341
Office equipment and vehicles	1,119	754
Total processing equipment	$200,083	$186,605

Expenditures for maintenance and repairs are expensed as incurred. Costs of major replacements and betterments are capitalized. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from appropriate accounts and any gain or loss is included in income. Depreciation expense of $18,835 and $17,602 was recognized on other property and processing equipment for the years ended December 31, 2013 and 2012, respectively.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be impaired. Based upon this evaluation, the Company recorded an impairment of $382 and $1,464 related to the discontinuation and sale of its interest in TranStar assets which are classified as held-for-sale for the years ended December 31, 2013 and 2012, respectively.

Note Receivable - Managing Member
On October 30, 2013, the Company entered into a $3,437 promissory note receivable with its managing member. Interest accrues at an annual rate of 4%. The note is due and payable in full upon the date that the Company makes any distribution to the holders of any equity interest. Interest income from the managing member was $24 for the year ended December 31, 2013.

Deferred Financing Costs
The Company incurred debt issuance costs in the course of obtaining financing under a credit facility. These costs are recorded on the balance sheet and amortized over the term of the debt using the straight-line method, which approximates the effective yield method. As of and for the year ended December 31, 2013 and 2012, amortization expense of $244 and $308, respectively, was recognized on deferred financing costs using the effective yield method and are included in interest expense. There was no amortization expense for the year ended December 31, 2011.

Revenue
The Company generates revenue from gas gathering/compression, NGL processing, transportation, fractionation services, and trucked condensate stabilization. NGL products are sold at Mt. Belvieu, TX pricing and condensate is sold at OPIS pricing. Compression, transportation and fractionation services are contract based fees. Related cost of sales are either a percentage of proceeds, wellhead purchase, or redelivered equivalent wellhead volumes. All products are metered and revenues are recognized on a monthly basis for product delivered.

Derivative Activity
The Company entered into certain commodity and financial derivative contracts to reduce their exposure to fluctuations in natural gas liquids prices and future interest rate increases. Derivative instruments are not designated

Exhibit 99.5

as cash flow hedges for accounting purposes. Unrealized gains and losses, at fair value, are included on the balance sheet as current or non-current assets or liabilities based on the anticipated timing of cash settlements under the related contracts. Changes in the fair values of commodity derivative instruments and cash flows resulting from the settlement of instruments are included in other income (expense) in the statement of operations. Changes in the fair value of the financial derivative instrument and cash flows resulting from the settlement of that instrument are included in interest expense in the statement of operations. See Note 5.

Processing Contracts
Acquired processing equipment contracts are amortized using the effective interest method over the estimated remaining lives of the contracts of approximately 7 years. Amortization expense of $62 and $5 was recognized on processing contracts costs using the straight-line method amortization on these processing contracts for the year ended December 31, 2013 and 2012, respectively. There was no amortization expense for the year ended December 31, 2011.

Income Taxes
The Company is not subject to federal income taxation because the effects of its activities accrue to the members. Accordingly, no provision for federal income taxes is included in the accompanying financial statements. The Company remains liable for state income taxes. The Company accounts for state income taxes in accordance with the asset and liability method of accounting for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences, at enacted statutory rates, between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Income tax expense or benefit represents the current tax payable or refundable for the period, plus or minus the tax effect of the net change in the deferred tax assets and liabilities. The Company has reflected in the accompanying financial statements their liability for state income taxes due and payable by the Company. The primary difference resulting in a deferred tax liability reflected in the financial statements is the result of differences between book and tax depreciation.

The Company is subject to certain provisions related to uncertain tax positions. The Company has reviewed their pass-through status and determined no uncertain tax positions exist. The Company’s income tax returns for the years 2012 and 2011 remain open for examination by the respective federal and state authorities.

Risks and Uncertainties
The Company maintains their cash balances primarily in one financial institution. The balances are partially insured by the Federal Deposit Insurance Corporation (“FDIC”). At December 31, 2013, the Company had uninsured cash balances which exceeded FDIC insured limits.

Use of Estimates in the Preparation of Financial Statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

3.	Acquisition

Acquisitions of property are accounted for as purchases and, accordingly, the associated revenue and expenses are included in the Company’s statement of operations from the closing date of the acquisition. Purchase prices are allocated to acquired assets and assumed liabilities based on their estimated fair value at the time of the acquisition.

Gas Solutions II, Ltd
In January 2012, the Company purchased all of the issued and outstanding general and limited partnership interests of Gas Solutions II Ltd, a Texas limited partnership, for $172,526 cash plus a contingent payment whose estimated fair value was determined to be $4,164 and is capped at $28,000. The contingent payment is based upon 20% of cash flow after a return of 200% initial investment adjusted for debt principal and interest payments, and income taxes. Amortization of this contingent consideration was $195 and $188 for the years ended December 31, 2013 and 2012, respectively, and is included in interest expense.

The transaction was funded by $91,000 of equity contributions and a syndicate bank facility consisting of a term note and revolving line of credit. See Note 6.

Exhibit 99.5

The fair value of the assets acquired and liabilities assumed were based on third-party appraisal and internal estimates utilizing replacement cost, depreciation factors, or other reasonable methods. The allocation to assets acquired and liabilities assumed as of January 4, 2012 were as follows:

Cash	$1,169
Accounts receivable	9,409
Prepaids	104
Processing equipment	174,664
Total assets acquired	185,346

Accounts payable and accrued liabilities	8,656

Net assets acquired	$176,690

Purchase price:
Cash consideration	$172,526
Contingent liability	4,164
Total	$176,690

Danville Gathering System
In December 2012, the Company purchased certain gas gathering assets in East Texas, for $7,500 cash.

The assets acquired as of December 1, 2012 were as follows:

Gas gathering system	$7,213
Gas gathering contract	287
Total assets acquired	$7,500

The gas gathering contract was recorded at estimated fair value based on significant inputs not observable in the market, which fair value accounting considers Level 3 inputs. The fair value of the contract was calculated using a percentage of the acquisition economics discounted at 4%.

4.	Discontinued Operations

On December 31, 2012, the Company committed to a plan to dispose of TranStar. The assets and liabilities related to TranStar are reported as assets and liabilities held for sale in the consolidated balance sheet at December 31, 2013 and 2012, and TranStar operations are classified as discontinued operations.

Discontinued operations on the consolidated statement of operations for each of the three years ended December 31, 2013 are as follows:

	2013	2012	2011
Revenue	241	684	838
Operating and administrative expenses	65	298	73
Depreciation and amortization	139	350	984
Impairment of assets held for sale	382	1,464	—
Non-controlling interest share of loss			54
Net loss from discontinued operations	$(345)	$(1,428)	$(165)

The impairment of assets held for sale resulted from the adjustment of assets and liabilities held for sale to estimated fair value. The Company estimated fair value based on market quotes and third-party valuation indicators.

Exhibit 99.5

As of December 31, 2013 and 2012, assets and liabilities as held for sale on the consolidated balance sheet consisted the following:

	2013	2012
Assets held for sale:
Accounts receivable	$—	$22
Prepaid expenses	3	4
Processing equipment, net	709	1,232
Total assets held for sale	$712	$1,258

Liabilities held for sale:
Accrued expenses	$9	$—
Security deposits	108	113
Total liabilities held for sale	$117	$113

5.	Derivatives

Derivatives consist of commodity derivatives and an interest rate swap arrangement. The Company entered into certain commodity and financial derivative contracts to reduce its exposure to fluctuations in natural gas liquids prices and future interest rates. These derivative instruments are not designated as cash flow hedges.

Commodity Derivatives
The following is a summary of the Company’s natural gas liquids commodity derivatives at December 31, 2013. Natural gas liquids volumes are measured in gallons (“gals”):

Production Period	Type	Product	Product Volumes	Weighted Average Price	Fair Market Value	Commodity Derivative Classification
Jan - May 2014	Collar	Ethane	1,528,000	$0.29 - $0.46	$41	Short-term asset
Jan - Dec 2014	Collar	Propane	4,810,000	$0.73 - $1.13	(366)	Short-term liability
Jan - Jul 2015	Collar	Propane	2,970,000	$0.74 - $1.17	(178)	Long-term liability
Jan - Nov 2014	Collar	NButane	2,040,000	$1.15 - $1.76	59	Short-term asset
Dec - Dec 2014	Collar	NButane	212,000	$0.98 - $1.54	(9)	Short-term liability
Jan - Jul 2015	Collar	NButane	1,373,000	$0.97 - $1.51	(62)	Long-term liability
Jan - Nov 2014	Collar	IButane	1,166,000	$1.22 - $1.88	44	Short-term asset
Dec - Dec 2014	Collar	IButane	118,000	$1.02 - $1.58	(5)	Short-term liability
Jan - Jul 2015	Collar	IButane	682,000	$1.00 - $1.55	(24)	Long-term liability
Jan - Dec 2014	Collar	Natural Gas	4,625,000	$1.53 - $2.30	(151)	Short-term liability
Jan - Jul 2015	Collar	Natural Gas	2,904,000	$1.48 - $2.31	(92)	Long-term liability

The following is a summary of the Company’s natural gas liquids commodity derivatives at December 31, 2012. Natural gas liquids volumes are measured in gallons (“gals”):

Production Period	Type	Product	Product Volumes	Weighted Average Price	Fair Market Value	Commodity Derivative Classification
Jan - Dec 2013	Swap	Ethane	3,749,000	$0.59	$1,207	Short-term asset
Jan - Dec 2013	Swap	Propane	4,397,000	$1.28	1,517	Short-term asset
Jan - Dec 2013	Swap	IButane	1,080,000	$2.11	55	Short-term asset
Jan - Dec 2013	Swap	NButane	2,056,000	$1.78	177	Short-term asset
Jan - Dec 2013	Swap	Pentanes	3,853,000	$1.71	105	Short-term asset
Jan - May 2014	Collar	Ethane	1,528,000	$0.29 - $0.46	62	Long-term asset
Jan - July 2014	Collar	Propane	2,676,000	$0.72 - $1.11	(139)	Long-term liability
Jan - July 2014	Collar	Nat Gas	2,576,000	$1.53 - $ 2.27	(181)	Long-term liability
Jan - July 2014	Collar	IButane	708,000	$1.23 - $1.89	(69)	Long-term liability
Jan - July 2014	Collar	NButane	1,223,000	$1.16 - $1.76	(124)	Long-term liability

Exhibit 99.5

Changes in the fair values of the Company’s commodity contracts are recorded in earnings as they occur and included in other income (expense). Realized gains and losses are also included in other income (expense). For the year ended December 31, 2013, the Company recognized an unrealized loss of $3,353 and a realized gain of $3,352 on commodity derivative instruments. For the year ended December 31, 2012, the Company recognized an unrealized gain of $2,610 and a realized gain of $3,397 on commodity derivative instruments.

Interest Rate Swap Agreement
On February 14, 2012, the Company entered into a three-year LIBOR interest rate basis swap contract. Under the terms of the transaction, the Company will pay, in one-month intervals, a fixed rate of 1.23% and the counterparty will pay the prevailing one-month LIBOR rate. The notional value amortizes on a monthly basis until expiration on April 1, 2015. As of December 31, 2013, the notional value was $46,750.

Unrealized gains and losses, at fair value, are included on the Company’s balance sheet as current or noncurrent assets and liabilities based on the anticipated timing of settlements under the related contracts. As of December 31, 2013, the Company had recorded a current liability of $196 and non-current liability of $30. As of December 31, 2012, the Company had recorded a current liability of $233 and non-current liability of $171.

Changes in the fair value of the Company’s financial derivative contracts are recorded in earnings as they occur and are included in interest expense. Realized gains and losses are also included in interest expense. For the year ended December 31, 2013, the Company recognized unrealized gain of $178 and a realized loss of $257 on financial derivative instruments. For the year ended December 31, 2012, the Company recognized unrealized and realized losses of $404 and $205, respectively, on financial derivative instruments.

Fair Value
Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company uses market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company primarily applies the market approach for recurring fair value measurements and attempt to use the best available information. Accounting standards establish a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and lowest priority to unobservable inputs (Level 3 measurement). The three levels of fair value hierarchy are as follows:

Level 1: Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. At December 31, 2013, the Company had no Level 1 measurements.
Level 2: Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Where observable inputs are available, directly or indirectly, for substantially the full term of the asset or liability, the instrument is categorized in Level 2. At December 31, 2013, the Company’s commodity and financial derivatives were measured using Level 2 measurements.
Level 3: Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. At the acquisition date, the contingent liability described at Note 3 estimated fair value was based upon 20% of cash flow of the Longview and Chapel Hill plants for the next five years after a return of 200% initial investment adjusted for debt principal and interest payments, and income taxes. There are no substantial changes to the contingent liability at December 31, 2013.

6.	Credit Facility

The Company financed the Gas Solutions acquisition utilizing a $70,000 term debt with a seven-year payment amortization maturing on November 30, 2016, and a $35,000 revolving line of credit maturing on January 4, 2017. As of December 31, 2013, there is no outstanding balance on the revolving line of credit. The interest rate offers a Eurodollar or prime rate component plus an applicable margin grid based upon various leverage ratios and includes a commitment fee. The debt is collateralized by a security interest to all property of the Company, whether now or

Exhibit 99.5

hereafter existing, owned, arising, or acquired. The effective interest rate as of December 31, 2013 was 2.16% on the term debt.

Subject to the terms and conditions of the credit facility, the Company may require issue of letters of credit in an aggregate amount of $10,000. No such letters are drawn as of December 31, 2013.

Under the terms of the credit facility, the Company must maintain certain financial ratios including a ratio of debt to EBITDA of no more than 4.0 to 1.0 and an EBITDA to fixed charges ratio of no less than 1.25 to 1.0. At December 31, 2013, the Company was in compliance with these debt covenants.

Future scheduled maturities of debt existing at December 31, 2013 are as follows:

2014	$10,000
2015	10,000
2016	35,000
$55,000
On October 22, 2013, Costar Permian LLC entered into a Security Agreement which issued a $3,450 standby letter of credit in relation to the construction of certain midstream natural gas assets in the Permian Basin.

7.	Commitments and Contingencies

On October 2, 2013, the Company entered into a Gas Processing and Gathering Agreement with an independent oil and natural gas producer. This contract specifies that Costar Permian LLC must commence to take delivery and process certain minimum amounts of product by July 1, 2014. This contract requires the construction of certain midstream assets and contains a maximum liquidated damages penalty of $2,800 if Costar does not meet this obligation.

The Company’s lease office space for various periods and determined that these leases are operating leases. The future minimum lease payment for operating leases under non-cancelable lease was $39 as of December 31, 2013.

8.	Concentration of Credit Risk

During 2013, the Company derived 97% of its revenues from seven customers. The major customers had accounts receivable balances totaling $13,190 at December 31, 2013. During 2012, the Company derived 86% of its revenues from six customers. The major customers had accounts receivable balances totaling $11,700 at December 31, 2012.

9.	Subsequent Events

Subsequent events were assessed through February 19, 2014, the date this report was available for issuance.